THE LAW OFFICES OF
# THOMAS C. COOK, LTD.
ATTORNEY AND COUNSELOR AT LAW
500 N. RAINBOW BLVD., SUITE 300
LAS VEGAS, NEVADA 89107
(702) 221-1925
FAX (702) 221-1963

November 20, 2012

Decision Diagnostics Corp.
2660 Townsgate Road, Suite 300
Westlake Village, California 91316

Re: Form S-8 Registration Statement

Gentlemen:

We have been requested by Decision Diagnostics Corp. (f/k/a InstaCare Corp.), a Nevada Corporation (the "Company"), to furnish you with our legal opinion as to the legality of the following described securities covered by an Amended Form S-8 Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

An aggregate of 15,000,000 Shares (the "Shares") of the Company's common Stock, par value $0.001 per Share, issuable pursuant to the provisions of the Plan.

In such capacity, I have examined, among other documents, the Articles of Incorporation, as amended, Bylaws and minutes of meetings of its Board of Directors and shareholders, and the Non-Qualifying Stock Option Plans of the Company. Based upon the foregoing, and subject to further examinations as I have determined relevant and necessary, I am of the opinion that the stock has been legally and validly authorized under the Articles of Incorporation, as amended, and when the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will constitute duly and validly issued and outstanding, fully paid and non-assessable shares of common stock of the Company.

I do not render this opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada.

The Company's President has certified to me that he understands that the Shares are not eligible for issuance where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company's securities and that the Shares will only issuable to natural persons and only for bona fide services.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" in the prospectus included in the Registration Statement.

Sincerely,

Thomas C. Cook, Esq.

THE LAW OFFICES OF
THOMAS C. COOK, LTD.
ATTORNEY AND COUNSELOR AT LAW
500 N. RAINBOW BLVD., SUITE 300
LAS VEGAS, NEVADA 89107
(702) 221-1925
FAX (702) 221-1963

# *Client Billing Statement*

as of 11/20/12

Client Name: Decision Diagnostics Corp.
Client Address: 2660 Townsgate Road, Suite 300
Westlake Village, CA 91316

| Date | Activity | Amount |
|---|---|---|
| 11/20/12 | S-8 opinion | $750.00 |
| TOTAL DUE | | $750.00 |

Send Payment To: The Law Offices of Thomas C. Cook, Ltd.
500 N. Rainbow Blvd., Suite 300
Las Vegas, Nevada 89107

Wire Payment To: U.S. Bank, N.A.
2300 W. Sahara Avenue
Las Vegas, Nevada 89102
f/b/o Thomas C. Cook and Associates, Ltd.
Account #153700107896
Routing #121201694

Bill Due: Upon Receipt